UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C.  20549




                             FORM 8-K


      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                  SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT               FEBRUARY 10, 1998
(DATE OF EARLIEST EVENT REPORTED)            JANUARY 26, 1998



                        DOBSON COMMUNICATIONS CORPORATION
              (Exact name of Registrant as specified in its Charter)


    OKLAHOMA                     333-23769                    73-1110531
(State or other jurisdiction     (Commission                 (IRS Employer
of incorporation)                File Number)              Identification No.)



               13439 North Broadway Extension, Suite 200
                         Oklahoma City, Oklahoma                   73114
                (Address of principal executive offices)         (Zip Code)

                         (405) 391-8500
        (Registrant's telephone number, including area code)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On January 26, 1998, Dobson Cellular of Texas, Inc. ("Dobson Texas"), an indirect wholly owned subsidiary of Dobson Communications Corporation (the "Company"), purchased from Texas 16 Cellular Telephone Company (the "Seller") for $53.8 million in cash, subject to adjustment, substantially all of the assets and rights of Seller relating to its ownership and operation of the cellular radio telephone business in rural service area #16 in Texas ("Texas 16 RSA"), including the license granted by the Federal Communications Commission for Texas 16 RSA and the related non-wireline cellular telephone system. In connection with the purchase, Dobson Texas also assumed certain liabilities. The purchase price, which was deter-mined by the parties through arm's length negotiations, was funded with proceeds from the sale of the Company's 12 1/4% senior exchangeable preferred stock mandatorily redeemable 2008, issued pursuant to a private placement completed on January 22, 1998.

     Dobson Texas will continue to provide cellular service in Texas 16 RSA under the Cellular One name. Texas 16 RSA is located in south-central Texas between Houston, San Antonio and Austin and has an estimated population of 326,300.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of businesses acquired

     None required

     (b)  Pro forma financial information

     None required

     (c)  Exhibits

     The following exhibits are filed as a part of this report:

EXHIBIT NO.         DESCRIPTION

2.1 Asset Purchase Agreement dated October 9, 1997 between Texas 16 Cellular Telephone Company and Dobson Cellular of Texas, Inc.

99 Press release dated February 3, 1998 announcing the acquisition of Texas 16 RSA

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                             SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              DOBSON COMMUNICATIONS CORPORATION

                              BY:        BRUCE R. KNOOIHUIZEN
                                         Bruce R. Knooihuizen
                                         Vice President and Chief
                                         Financial Officer

Dated: February 9, 1998
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----------------------------EXHIBIT INDEX------------------------------------

EXHIBIT NO. DESCRIPTION                       METHOD OF FILING
2.1         Asset Purchase Agreement dated    Filed herewith electronically
            October 9, 1997 between Texas
            16 Cellular Telephone Company
            and Dobson Cellular of Texas,
            Inc.

99          Press release dated February      Filed herewith electronically
            3, 1998 announcing the
            acquisition of Texas 16 RSA

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